SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
SUNOVIA ENERGY TECHNOLOGIES, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

106 Cattlemen Road
Sarasota, Florida 34232
(Tel) (941) 751-6800

October 15, 2010

Dear Sunovia Shareholders,

It is with great excitement that I announce my acceptance of the role of guiding Sunovia to the next level.  Hopefully, through our combined efforts we can realize a positive return on our investment in Sunovia. To date, I have been impressed with the team and industry-leading products that Sunovia has developed in LED outdoor lighting. Carl Smith has done a terrific job during the most difficult stages of any company’s life, bringing it to a “proof-point” of a valid business.  Sunovia shipped approximately $1.75 million in revenue for the fiscal year end July 2010 and our products have garnered recognition as the best technology in the LED outdoor lighting market today. These are accomplishments that all of you can be proud of as investors.  In addition, the practical and financial support given by our investor base is overwhelming.  Your support is true testimony to Carl’s vision and drive to succeed.  Appropriately, my first task is to thank Carl and the whole Sunovia team for their hard work in getting us into our current position.

The Outdoor Lighting industry is an extremely competitive business. The industry is dominated by the “Big Four” who exercise a powerful hold on all the distribution channels and world-class manufacturing facilities. The industry’s prices are commoditized and the margins are razor thin. Moreover, in the last four years the developing LED outdoor lighting industry has over 460 new entrants, and there are now more than 200 LED suppliers in an outdoor lighting market in the USA. The LED industry is highly disruptive and offers dramatic energy and operational cost savings coupled with superior lighting solutions.  However, we must remember that compact fluorescent lighting (CFL), a product with substantially better economic at the time, took ten years to be adopted and another ten years to gain a strong foothold.  The popularization of CFL only came to fruition after the Big Four started making and distributing the CFL technology.  We have elected to enter a very competitive commodity market and to penetrate in such a manner is not for the faint of heart. We possess the team, the technology, and the know how to succeed.  I believe that with our experience and expertise, coupled with your continuing support, that we have a chance to be extremely successful in such a challenging market.

Our focus this coming year will be on Outdoor LED lighting. It is far too difficult and far too costly for us to pursue several markets at one time. At the time, it was a good idea to go after the parallel markets of Solar and Infrared, but presently LEDs have moved to the forefront of our vision.  We need to focus our efforts on LEDs for the immediate future.  Luckily, our solar investment has not been lost.  A significant portion of the market is for “Off Grid” solar powered lighting for parking lots. It seems that solar powered LED parking lot lighting is awarded a substantial amount of LEED points which enables buildings to more easily meet the LEED requirements. Interestingly, this technology also utilizes the battery expertise that was developed at Sun Energy Solar, Inc.  Additionally, we are exploring the applicability of infrared sensing in the lighting industry.

Sunovia has achieved several significant milestones in FY 2010 and I look forward to an exciting FY 2011 in a dynamic and competitive market.  However, in this difficult market we are confident in the fact that our products lead the industry, we dramatically save energy for the country, and we provide substantially superior aesthetic lighting for public safety.  We are extremely proud and motivated to be a part of the challenge of bringing Sunovia to precipice of this tough market. Thank you for your ongoing support.

With best regards,

/s/Art Buckland

Art Buckland, Chief Executive Officer

The use of cameras or recording devices at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media.  We realize that many cellular phones have built-in digital cameras; while these phones may be brought to the venue, the camera function may not be used at anytime.

106 Cattlemen Road
Sarasota, Florida 34232
(Tel) (941) 751-6800

TO THE STOCKHOLDERS OF SUNOVIA ENERGY TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Sunovia Energy Technologies, Inc., a Nevada corporation (the “Company” or “Sunovia”), will be held at 10:00 A.M. (Sarasota, Florida time), on November 17, 2010 for the following purposes:

1. To elect four (4) directors of the Company to serve until the 2011 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2. To ratify the selection of Kingery & Crouse, P.A. as our independent auditors for the fiscal year ending July 31, 2010;

3. A proposal to adopt the 2008 Stock Incentive Plan, as amended, a copy of which is attached hereto as Annex 1.

4. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof;

Only stockholders who own shares of our common stock at the close of business on October 1, 2010 are entitled to notice of and to vote at the annual meeting.  You may vote your shares by:

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope;

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via facsimile to 1-727-289-0069;

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via electronic mail to akotlova@islandstocktransfer.com; or

•	casting your vote via the Internet at the website shown on the enclosed proxy card.

  You may vote in person at the annual meeting, even if you use one of the three options listed above.  We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy, a copy of our annual report to stockholders as well as a copy of our quarterly report for the quarter ended April 30, 2010. Our annual report and quarterly report are not a part of this proxy statement.

By Order of the Board of Directors,

Carl L. Smith, III

Chairman of the Board of Directors

Sarasota, Florida

October 15, 2010

Sunovia Energy Technologies, Inc.
106 Cattlemen Road
Sarasota, Florida 34232
(Tel) (941) 781-6800

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our November 17, 2010 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report will be mailed to all stockholders on or about October 15, 2010. Our annual report is not a part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

November 17, 2010, 10:00 A.M. Sarasota, Florida time.

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at the Company’s corporate offices located at 106 Cattleman Road, Sarasota, Florida 34232.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1. ELECTION OF DIRECTORS. To elect four directors to serve until the 2011 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. RATIFICATION OF AUDITORS. To ratify the selection of Kingery & Crouse, P.A. (“Kingery”) as independent auditors of the Company for the fiscal year ending July 31, 2010;

3. ADOPTION OF THE 2008 STOCK INCENTIVE PLAN, AS AMENDED.  A proposal to adopt the 2008 Stock Incentive Plan, as amended.

4. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on October 1, 2010 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On October 1, 2010, there were 848,389,363 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS, THE RATIFICATION OF THE APPOINTMENT OF KINGERY & CROUSE, P.A. AS AUDITORS AND THE ADOPTION OF THE 2008 STOCK INCENTIVE PLAN, AS AMENDED.

HOW DO I VOTE BY PROXY?

Proxies should not be sent by the stockholder to the Company, but to Island Stock Transfer, the Company's Registrar and Transfer Agent, at 100 2nd Avenue South, Suite 705S, St. Petersburg, Florida, 33701.  You may vote your shares by:

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope;

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via facsimile to 1-727-289-0069;

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via electronic mail to akotlova@islandstocktransfer.com; or

•	casting your vote via the Internet at the website shown on the enclosed proxy card.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

•	“FOR” the election of all of our nominees for directors;

•	“FOR” the ratification of Kingery & Crouse, P.A. as our independent auditors;

•	“FOR” a proposal to adopt the 2008 Stock Incentive Plan, as amended.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1. Submitting another proxy by mail with a more recent date than that of the proxy first given;

2. Sending written notice of revocation to Island Stock Transfer, the Company's Registrar and Transfer Agent, at 100 2nd Avenue South, Suite 705S, St. Petersburg, Florida, 33701; or

3. Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A “QUORUM” FOR THE ANNUAL MEETING?

Two shareholders of the Company present or represented by proxy constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the annual meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

•	Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

•
The ratification of the director's selection of Kingery & Crouse, P.A. as the Company's independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

•
The adoption of the 2008 Stock Incentive Plan, as amended, will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

The Company will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING DUE?

Any stockholder proposals for the 2010 annual meeting must be received by us, directed to the attention of the Company's Secretary, Mr. Matthew Veal, Sunovia, 106 Cattlemen Rd. Sarasota, Florida 34232, USA, no later than November 30, 2010. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

At the Meeting, four (4) directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Carl Smith, III, Arthur Buckland, Robert Fugerer and Erich Hofer (collectively, the “Nominees”). If any of the Nominees becomes unavailable for any reason, which event is not anticipated, the shares represented by the enclosed proxy will be voted for such other person designated by the Board.

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

Carl L. Smith, III, Chairman of the Board of the Company and former Chief Executive Officer of the Company.  Mr. Smith served as CEO of the Company prior to the appointment of Mr. Buckland.  Mr. Smith is the founder of our business. Prior to 2005, Mr. Smith founded and was a principal of Research Capital, a venture capital firm located in Sarasota, Florida. Mr. Smith attended Appalachian State University in Boone, North Carolina.

Arthur Buckland brings to the Company more than twenty years of experience as a Director on various boards of publicly traded companies.  Mr. Buckland is the co-founder of the Los Angeles, CA based company Angeles Energy.  From 2007  to 2009 Mr. Buckland held a series of executive positions at Soliant Energy Inc. including Chairman, Chief Executive Officer and President.  Mr. Buckland was also co-founder, Chairman, and Chief Executive Officer of the Massachusetts based Engim Inc from 2001 – 2003.  In 1996, Mr. Buckland was named Entrepreneur of the Year by NASDAQ, Ernst & Young, and USA Today for his entrepreneurial efforts with Clare Inc. from 1993 to 2001.  Mr. Buckland holds a Masters in Business Administration from Harvard University and a Bachelors of Science from Syracuse University.

Robert Fugerer has been a member of our Board of Directors since April 2006.  Prior to 2006 Mr. Fugerer served as principal engineer for electro-optical and signal processing technologies at the Arnold Engineering and Development Center in Tullahoma Tennessee and then Senior Applications Engineer for Arrow Electronics in Tampa Florida. Mr. Fugerer has a Bachelor degree in Engineering Science from Lipscomb University and Bachelor degree in Electrical Engineering from Vanderbilt University where he graduated Summa Cum Laude. Mr. Fugerer also has a Master of Science in Electrical Engineering from the University of Tennessee and Master of Science in Engineering Management from the University of Alabama.

Erich Hofer has been a director of PetroHunter Energy Corporation, a public company, since April 28, 2009. He has been a director of Arkanova Energy Corporation since March 2007. Arkanova Energy is a publicly-traded oil and gas company with property interests located in Arkansas, Colorado and Montana. From January 2005 to September 2007, he served as group CFO for Argo-Hytos Ltd., a mobile hydraulic application manufacturer, headquartered in Baar, Switzerland. From September 2001 to March 2004, he served as chief of staff and deputy of the group CEO at Schneeberger Ltd., a linear technology manufacturer, located in Roggwil, Switzerland. Mr. Hofer holds an MBA degree from the University of Chicago and a B.S. degree in economics and management from the University for Applied Science for Business and Administration in Zurich. He is also a certified management accountant in Switzerland.

ROLE OF THE BOARD

Pursuant to Nevada law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2009 BOARD MEETINGS

During the year ended July 31, 2009, the Board formally met two times and made 12 additional written resolutions. The directors attended all of the combined total meetings of the Board and the committees on which they served in 2009.

BOARD COMMITTEES

Audit Committee

We do not have an Audit Committee, as our board of directors during 2009 performed the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, our Board of Directors intend to continually evaluate the need for a Nominating Committee.

Compensation Committee

We currently do not have a compensation committee of the board of directors. Until a formal committee is established, if at all, our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

Advisory Board

Our board also has established a separate advisory committee to assist management.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 2 ON THE PROXY CARD)

The Board of Directors has appointed the firm of Kingery & Crouse, P.A.as independent auditors of the Company for the year ending July 31, 2010, subject to ratification of the appointment by the Company's stockholders. Additional information regarding the independence of Kingery & Crouse, P.A. and the amount of audit and other fees paid by the Company to Kingery & Crouse, P.A. are disclosed below.

Selection of our Independent Registered Public Accounting Firm is made by the Board of Directors. Bobbitt Pittenger & Co. was selected as our Independent Registered Public Accounting Firm for the year ended July 31, 2009.  Our board of directors subsequently appointed Kingery & Crouse, P.A. for the year ended July 31, 2010.  All audit and non-audit services provided by Bobbitt Pittenger & Co. are pre-approved by the Board of Directors which gives due consideration to the potential impact of non-audit services on auditor independence.

In accordance with Independent Standard Board Standards No. 1 (Independence Discussion with Audit Committees), we received a letter and verbal communication from Bobbitt Pittenger & Co. that it knows of no state of facts which would impair its status as our independent public accountants. The Board of Directors has considered whether the non-audit services provided by Bobbitt Pittenger & Co. are compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services have not impaired Bobbitt Pittenger & Co’s status as our Independent Registered Public Accounting Firm.

AUDIT FEES

Our former principal accountant, Bobbitt Pittenger & Co., rendered invoices to us during the fiscal periods indicated for the following fees and services:

	Fiscal year ended	Fiscal year ended
	July 31, 2008	July 31, 2009

Audit fees	$31,000	$27,500
Audit-related fees	$22,100	$16,500
Tax fees	Nil	Nil
All other fees	Nil	Nil

Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the review of the financial statements included in each of our quarterly reports on Form 10-QSB.

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants.  These services may include audit services, audit-related services, tax services and other services.  Under our audit committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations.  In addition, we may also pre-approve particular services on a case-by-case basis.  We approved all services that our independent accountants provided to us in the past two fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KINGERY & CROUSE, P.A. AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2010.

PROPOSAL NO. 3: APPROVAL OF THE 2008 EMPLOYEE STOCK INCENTIVE PLAN
(ITEM 3 ON THE PROXY CARD)

At the Meeting, the Company's stockholders are being asked to approve the 2008 Employee Stock Incentive Plan, as amended (the "2008 Incentive Plan") and to authorize 125,000,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 2008 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2008 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal offices.

General

The 2008 Incentive Plan was adopted by the Board of Directors. The Board of Directors has reserved 125,000,000 shares of Common Stock for issuance under the 2008 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The 2008 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Purpose

The primary purpose of the 2008 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. In the event that the 2008 Incentive Plan is not adopted the Company, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Administration

The 2008 Incentive Plan is administered by a committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All questions of interpretation of the 2008 Incentive Plan are determined by the Committee, and its decisions are final and binding upon all participants.

ELIGIBILITY

Under the 2008 Incentive Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2008 Incentive Plan.

Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2008 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 100% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Committee, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Committee at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2008 Incentive Plan or as determined by the Committee, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2008 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2008 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

FEDERAL INCOME TAX ASPECTS OF THE 2008 INCENTIVE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2008 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2008 INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

 Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient, if any.

Nonstatutory Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates.  Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Code Section 162(m)

Section 162(m) of the Code would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is "performance-based compensation." The availability of the exemption for awards of performance-based compensation depends in part upon obtaining approval of the 2008 Incentive Plan by our stockholders.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2008 Incentive Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2008 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Required Vote

The approval of the 2008 Incentive Plan and the reservation of 125,000,000 shares for issuance requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

The proxy holders intend to vote the shares represented by proxies to approve the 2008 Stock Incentive Plan.

RECOMMENDATION OF THE BOARD:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2008 STOCK INCENTIVE PLAN, AS AMENDED.

BENEFICIAL OWNERSHIP OF SUNOVIA COMMON STOCK OF

PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of October 1, 2010 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each officer of the Company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

NAME AND ADDRESS OF BENEFICIAL OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF CLASS (2)

Robert Fugerer** 106 Cattlemen Road Sarasota, Florida 34232	Common Stock	54,495,408	6.4%
Erich Hofer 106 Cattlemen Road Sarasota, Florida 34232	Common Stock	200,000	*%
Carl Smith** 106 Cattlemen Road Sarasota, Florida 34232	Common Stock(4)	565,000,409	41.9%
Arthur Buckland** 106 Cattlemen Road Sarasota, Florida 34232	Common Stock(3)	72,000,000	7.8%
Matthew Veal 106 Cattlemen Road Sarasota, Florida 34232	Common Stock	2,543,077	*%
All Officers and Directors As a Group (5 persons)	Common Stock(3)(4)	694,238,894	48.8%

* Less than 1%.
** Executive officer and/or director.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based on 848,389,363 shares of common stock issued and outstanding as of October 1, 2010.

(3) Represents 72,000,000 shares of common stock issuable upon exercise of stock option.

(4) Represents an option to acquire 500,000,000 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than 10 percent of the Company’s common stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, Directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this report any failure to file reports by such dates during fiscal 2009. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended July 31, 2010, there was no failure to comply with Section 16(a) filing requirements applicable to its officers, Directors and ten percent stockholders.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and our other executive officers during the fiscal years ended July 31, 2009 and 2008.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Carl L. Smith III	2008	$0		897,637	0	0	0	$11,369	$909,006
	2009	$0		-0-	0	0	0	0	$0

Robert Fugerer	2008	$150,000		506,978	0	0	0	$10,921	$667,899
	2009	$150,000		-0-	0	0	0	0	$150,000

Matthew Veal	2008	$100,000		201,346	0	0	0	$10,298	$311,644
	2009	$100,000		-0-	0	0	0		$100,000

Craig Hall	2008	$0		897,637	0	0	0	$11,369	$909,006
	2009	$0		-0-	0	0	0	0	$0

Donna Webb	2008	$43,333		365,000	0	0	0	0	$373,254
	2009	$104,000		0	0	0	0	0	$104,000

Below is information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of the registrant's last completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
PEO Carl Smith	-0-	-0-	-0-	-0-	-0-	n/a	-0-	-0-	-0-

PFO. Matthew Veal	-0-	-0-	488,060	488,060.62		5/1/2013	488,060	-0-	-0-

President Robert Fugerer	-0-	-0-	-0-	-0-	-0-	n/a	-0-	-0-	-0-

Donna Webb	-0-	-0-	488,060	488,060.62		5/1/2013	488,060	-0-	-0-

Craig Hall	-0-	-0-	-0-	-0-	-0-	n/a	-0-	-0-	-0-

EMPLOYMENT AND MANAGEMENT AGREEMENTS

In June 2006, we originally entered into a one-year employment agreement with Carl L. Smith III, our Chairman. Under the employment agreement Mr. Smith receives a base salary of two million shares of common stock per year. The agreement provides that Mr. Smith will be entitled to receive up to two million shares of common stock for each year of service beginning June, 2007. The agreement was renewed until May 2008. The agreement grants the same benefits as our other executives but no cash remuneration. Mr. Smith signed a new agreement in May 2008, which had no compensation outside of health insurance for Mr. Smith and his family. In November, 2009, Mr. Smith signed a new agreement with the company that compensates him 2,000,000 restricted common shares per year.

The Company granted to Mr. Carl L. Smith III, our Chairman, additional voting rights (by eliminating the exercise price and exercise restrictions on up to 500,000,000 options in the name of Craca, LLC, a Florida LLC which Mr. Smith is a principal).  so that in the event that an outside party were to acquire 20% or more of the Company and attempt a change in control, Mr. Smith would have the right to vote  be granted enough additional shares so that he would have a voting majority (providing that the Company has sufficient shares of unissued common stock to do so) in any shareholders’ meeting, thus effectively, giving Mr. Smith veto power over any takeover attempt.  Under the voting rights that Mr. Smith holds, the shares would be granted to Mr. Smith without further consideration.
.
Effective July 2006 we entered into a one-year employment agreement with Robert H. Fugerer, our President. Under a revised employment agreement we granted Mr. Fugerer 2,350,000 shares initially and 500,000 shares for each quarter of service. The agreement is automatically renewable each year and is subject to conditional vesting based on the completion of each year service and can be renegotiated or terminated by either party with 60 days notice. The agreement granted Mr. Fugerer who became president in January 2007 the same benefits as our other executives, cash remuneration of $150,000 per year and a one-time payment of $60,000. On May 1, 2009, we entered into a new five-year contract with Mr. Fugerer, including extensions, whereby Mr. Fugerer would continue as the Company’s President for a base salary of $150,000 per year, health insurance and 401k benefits, but no other compensation.  In July, 2010, Mr. Fugerer signed a new employment contract pursuant to which he was compensated with an annual salary of $150,000, plus severance.

On May 29, 2006, we entered into a one-year employment agreement with Matthew A. Veal, Secretary, Controller and our Chief Accounting Officer. Under the agreement, the Company granted Mr. Veal 1,000,000 shares for each year of service after his initial year of employment in addition to his 2,000,000 founding shares. In May, 2008, Mr. Veal signed a new agreement to serve as Chief Financial Officer which grants Mr. Veal the same benefits as other executives of the Company, and an annual salary of $100,000 per year, health insurance and 401k benefits, and 488,060 new stock options exercisable at $.62.  In August, 2010, Mr. Veal renewed his contract for $100,000 a year plus severance and options to purchase up to 1% of the Company at ten cents per share in the event his employment is terminated by the Company.

On June 16, 2010, the Company entered into a Board of Directors Agreement with Mr. Hofer, pursuant to which Mr. Hofer agreed to serve as a director of the company for a term of three (3) years.  In consideration of the services to be rendered by Mr. Hofer as a director, the Company agreed to pay Mr. Hofer a fee of $2,000 per month and issue him 200,000 shares of common stock of the Company per year.

On June 16, 2010, the Company entered into a Cooperation Agreement with Mr. Hofer for a term of one (1) year, pursuant to which Mr. Hofer is to introduce the Company to organizations, companies and/or individuals which he has vetted (the “Services”) for the purpose of transacting business.  As consideration for the Services, upon closing of a transaction resulting from the Services, the Company agreed to pay Mr. Hofer a fee of 7.0% of the determined value of said transaction, 80% of which will payable in shares of common stock valued at the ten day trailing average closing bid price on the day of such closing and 20% of which will be paid in cash.

Additionally, on June 16, 2010, the Company entered into a Strategic Sales and Marketing Agreement with Mr. Hofer, for a term of one (1) year, whereby the Company appointed Mr. Hofer as its sales representative to undertake selling the Company’s solid state lighting fixtures and renewable energy products to customers (the “Sales”).  In consideration for the Sales, the Company agreed to pay Mr. Hofer up to a 10% sales commission.

On August 30, 2010, the Board of Directors of the Company approved the appointment of Arthur Buckland as Chief Executive Officer and director of the Company effective September 7, 2010

As per the terms of the Employment Agreement by and between the Company and Mr. Buckland that the parties executed on August 27, 2010 and was effective September 7, 2010 (the “Agreement”), Mr. Buckland’s term of employment with the Company will be at will.  Either Mr. Buckland or the Company may terminate the employment relationship at any time without notice or cause.  In consideration for Mr. Buckland’s services as CEO and director, the Company agreed to compensate Mr. Buckland an annual base salary of $300,000 (the “Base Salary”).  Mr. Buckland’s Base Salary will be subject to modification during the employment in accordance with the Company’s practices, policies, and procedures but will not be reduced without Mr. Buckland’s mutual agreement.

In addition, Mr. Buckland will be eligible to earn (A) an annual target bonus of up to fifty percent (50%) of his Base Salary measured as of the end of the preceding fiscal year, payable in cash when other Company executives are paid their bonuses, and (B) a stock bonus up to an additional two percent (2%) of the Company’s fully-diluted issued and outstanding.  The calculation of the number of shares issued and outstanding will be based on the actual outstanding shares on a fully diluted basis and will not include the option held by Craca LLC.  Bonus plan objectives shall be determined by the Board and Mr. Buckland by December 7, 2010 and then established annual thereafter.  Any bonus for fiscal 2010 will be prorated for the partial year.  The Company reserves the right to recognize and reward special contributions Mr. Buckland may make to the Company.  The Company may, from time to time and at any time, pay, or cause to be paid, to Mr. Buckland such bonus compensation, if any, as the Board may, in its sole and absolute discretion, determine to be appropriate.

Mr. Buckland was also granted the option to purchase seventy-two million (72,000,000) shares of the Company’s stock.  The exercise price for such option will be equal to the fair market value of the underlying common stock on the date of the grant, with fair market value to be determined with reference to the closing stock price on the OTC-BB on the grant date, or if the common stock is no longer quoted on the OTC-BB, then the fair market value shall be fixed by the Board in accordance with a valuation conducted in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Mr. Buckland’s options shall be subject to Company’s standard four (4) year vesting provisions:  twenty-five percent (25%) to vest after the first twelve (12) months of continuous service with the Company, with monthly ratable vesting thereafter for the remaining option shares.

DIRECTOR COMPENSATION

The Company has agreed to compensate outside directors 30,000 shares per year of service plus expenses for service on the board of directors, although it currently has no such directors.

Limitation of Liability of Directors

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director has been the subject of any order, judgment, or decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director is the subject of any pending legal proceedings.

Compensation Discussion and Analysis

Currently, the Company’s philosophy is to align compensation with its short-term and long-term goals: short term - development of products, sales, and generating positive cash flow, and providing expertise to develop long-term development of markets for the Company to pursue. Our plan was determined by a combination of upper management, finance and operations departments, based on research available from NCEO (the National Center for Employee Ownership) and other research management is familiar with. The current plan has the flexibility to be changed as the needs of the Company and the circumstances surrounding it change. The Company has designed its compensation structure to provided its core people base compensation to insure they maintain (but not necessarily upgrade) the lifestyle each has built from past business successes and supplement that compensation with equity compensation that statistics demonstrate a result of both an increase in productivity and stock price increases over companies that do not provide equity compensation. Our CEO currently is not paid any compensation. We have provided compensation in stock and options to ensure that all of our employees and consultants are rewarded if and when our shareholders are rewarded; this is the fundamental basis of our plan, rather than using an estimate before (or after) the services have been provided to match to the compensation. We feel this is appropriate due to the fact we are in the development stage. Certain consultants have elected to be paid in shares only.

We do not work from any formula other than the statistics we have researched from the NCEO. We changed from predominately stock grants to predominately stock options as opposed to other forms of equity ownership due to simplicity, particularly in the tax area. Individual awards were based on the importance of the type of work performed to the Company’s overall goals. In sales, we have provided for sales performance bonus in equity compensation (as well as sales commissions), but all other awards were based on time of service, which we find to be consistent with survey data we looked at. We did not use a separate plan based on type of employee (management vs. employee) as we are small and wished to limit the distinctions among personnel. We have a general goal of having 15% percent of the ownership of the Company in the hands of our employees. In comparison to NCEO survey data we do not find this to be excessive in comparison with other companies that have employee ownership plans. We have awarded options with lives of 3 to 5 years to provide longer term horizons for those who have received options, but other than vesting based on service years we do not have any long-term conditions in our compensation structure.

We provide benefits in the form of contributions to 401(k) matched by the Company as the only form of retirement plan we offer.  We pay a portion of health insurance for our employees. We use annual, quarterly and milestone-based (where specific, clear goals are targeted vesting based on management’s best judgment as to what is appropriate). We have used signing bonuses in stock in the days before we were public to attract employees and consultants but have discontinued the practice.  We do have a change in control protection at the CEO level only, and all of our contracts have provisions where the contract can be discontinued for any reason.

ANNUAL REPORT ON FORM 10-K

The Company will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2009, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

By:	/s/ Arthur Buckland
Arthur Buckland, Director and Chief Executive Officer

October 15, 2010
Sarasota, Florida

ANNEX 1

SUNOVIA ENERGY TECHNOLOGIES, INC.
2008 Incentive Stock Plan

This Sunovia Energy Technologies, Inc. 2008 Incentive Stock Plan, as amended, (the "Plan") is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company.  These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.	Definitions.

(e)	"Board" - The Board of Directors of the Company.

(f)	"Code" - The Internal Revenue Code of 1986, as amended from time to time.

(g)
"Committee" - The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(h)	"Company" - SUNOVIA ENERGY TECHNOLOGIES, INC. and its subsidiaries including subsidiaries of subsidiaries.

(i)	"Exchange Act" - The Securities Exchange Act of 1934, as amended from time to time.

(j)	"Fair Market Value" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee.

(k)
"Grant" - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(l)	"Grant Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(m)
"Option" - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an "Optionee."

(n)	"Participant" - A director, officer, employee or consultant of the Company to whom an Award has been made under the Plan.

(o)	"Restricted Stock Purchase Offer" - A Grant of the right to purchase a specified number of shares of Stock pursuant to a written agreement issued under the Plan.

(p)	"Securities Act" - The Securities Act of 1933, as amended from time to time.

(q)	"Stock" - Authorized and issued or unissued shares of common stock of the Company.

(r)	"Stock Award" - A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2.
Administration. The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.	Eligibility.

(e)
General:  The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants to the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company subsequent to the first registration of any of the securities of the Company under the Exchange Act shall comply with the requirements of Rule 16b-3.

(f)
Incentive Stock Options:  Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(g)
Nonstatutory Option:  The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a "Nonstatutory Option" or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(h)	Stock Awards and Restricted Stock Purchase Offers: The provisions of this Section 3 shall not apply to any Stock Award or Restricted Stock Purchase Offer under the Plan.

4.	Stock.

(e)	Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

(f)
Number of Shares:  Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed One Hundred Twenty Five Million (125,000,000).  If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

(g)
Reservation of Shares:  The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(h)
Application of Funds:                                           The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Stock Purchase Agreements will be used for general corporate purposes.

(i)	No Obligation to Exercise: The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

5.
Terms and Conditions of Options. Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve. The form of Incentive Stock Option Agreement attached hereto as Exhibit A and the forms of a Nonstatutory Stock Option Agreement for employees, for directors and for consultants, attached hereto as Exhibit B, shall be deemed to be approved by the Board. Option agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(e)	Number of Shares: Each Option shall state the number of shares to which it pertains.

(f)	Exercise Price: Each Option shall state the exercise price, which shall be determined as follows:

(i)
Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("Ten Percent Holder") shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)
Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.

For the purposes of this Section 5(b), the Fair Market Value shall be as determined by the Board in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices (or the closing price if such stock is listed on the NASDAQ National Market System or Small Cap Issue Market) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

(g)	Medium and Time of Payment: The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check or as follows:

(i)
in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)
through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid (i) by Optionee's delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Optionee under the Federal tax laws, (ii) on a cashless basis through the delivery of shares of common stock of the Company that are deliverable upon exercise of the option in equal value to that of the aggregate exercise price or (iii) in such other form of consideration permitted by the State of Nevada corporations law as may be acceptable to the Board.

(h)
Term and Exercise of Options:  Any Option granted to an employee of the Company shall be subject to the terms set forth by the Board of Directors, which shall be set forth in that certain Option.  Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, unless consented to by the Board of Directors, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

(i)
Termination of Status as Employee, Consultant or Director:  If Optionee's status as an employee, director or consultant shall terminate for any reason other than Optionee's disability or death, then Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee's personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any of Optionee's Incentive Stock Options which were exercisable as of the date of such termination, in whole or in part, not less than 30 days nor more than three (3) months after such termination.  In the event of "termination for good cause" as that term is defined below, the Option shall automatically terminate as of the termination of employment as to all shares covered by the Option that have not vested as of the date of such termination.  Good cause shall be defined as follows:

(i)   The Optionee’s conviction of, or plea of nolo contendere to, a felonyor of a misdemeanor involving fraud, misappropriation, embezzlement, or moral turpitude;

(ii)           The Optionee’s  neglect of the Optionee’s duties with the Company, or the Optionee’s fraud or dishonesty in connection with the Optionee’s performance of duties to the Company, in either case which has a materially detrimental effect on the business or operations of the Company; or

(iii)   Breach by the Executive of any material provision of this agreement or of any employment or consulting agreement, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company.

However, the definition set forth above shall in no way limit the definition of good cause set forth in the Option Agreement or an employment or consulting agreement.  For clarity purposes, if the definition of good cause is more expansive in such agreement, then such definition shall control.

Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.

(j)
Disability of Optionee:  If an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, the three (3) month period set forth in Section 5(e) shall be a period, as determined by the Board and set forth in the Option, of not less than six months nor more than one year after such termination.

(k)
Death of Optionee:  If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee's Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within (i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be more, in the case of a Nonstatutory Option, than the period for exercise following termination of employment or services, or (ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee's death and not previously exercised by the Optionee.

(l)	Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution or consented to by the Board of Directors.

(m)
Recapitalization:  Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" by the Company.

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a "Reorganization"), unless otherwise provided by the Board, this Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization.  In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Paragraph 6(d) of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(n)
Rights as a Shareholder:  An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 5(i) hereof.

(o)
Modification, Acceleration, Extension, and Renewal of Options:  Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code and applicable state securities rules. Notwithstanding the provisions of this Section 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(p)
Exercise Before Exercise Date:  At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee's employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

(q)
Other Provisions:  The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities rules, Delaware corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

(r)
Repurchase Agreement:  The Board may, in its discretion, require as a condition to the Grant of an Option hereunder, that an Optionee execute an agreement with the Company, in form and substance satisfactory to the Board in its discretion ("Repurchase Agreement"), (i) restricting the Optionee's right to transfer shares purchased under such Option without first offering such shares to the Company or another shareholder of the Company upon the same terms and conditions as provided therein; and (ii) providing that upon termination of Optionee's employment with the Company, for any reason, the Company (or another shareholder of the Company, as provided in the Repurchase Agreement) shall have the right at its discretion (or the discretion of such other shareholders) to purchase and/or redeem all such shares owned by the Optionee on the date of termination of his or her employment at a price equal to: (A) the fair value of such shares as of such date of termination; or (B) if such repurchase right lapses at 20% of the number of shares per year, the original purchase price of such shares, and upon terms of payment permissible under applicable state securities rules; provided that in the case of Options or Stock Awards granted to officers, directors, consultants or affiliates of the Company, such repurchase provisions may be subject to additional or greater restrictions as determined by the Board or Committee.

6.	Stock Awards and Restricted Stock Purchase Offers.

(e)	Types of Grants.

(i)
Stock Award.  All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation. All Stock Awards will be made pursuant to the execution of a Stock Award Agreement substantially in the form attached hereto as Exhibit C.

(ii)
Restricted Stock Purchase Offer.  A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant's continued association with the Company for a specified time and (ii) other specified conditions as the Board or Committee shall determine, in their sole discretion, consistent with the provisions of the Plan. All Restricted Stock Purchase Offers shall be made pursuant to a Restricted Stock Purchase Offer substantially in the form attached hereto as Exhibit D.

(f)
Conditions and Restrictions.  Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement or Restricted Stock Purchase Offer under a Restricted Stock Purchase Offer may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as "Restricted Stock". Further, with Board or Committee approval, Stock Awards or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards or Restricted Stock Purchase Offers in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement, Restricted Stock Purchase Offers or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of Section 6(c). Dividends or dividend equivalent rights may be extended to and made part of any Stock Award or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

(g)
Cancellation and Rescission of Grants.  Unless the Stock Award Agreement or Restricted Stock Purchase Offer specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement or Restricted Stock Purchase Offer, the Plan and with the following conditions:

(i)
A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

(ii)
A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's Proprietary Information and Invention Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(iii)
A Participant, pursuant to the Company's Proprietary Information and Invention Agreement, shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(iv)
Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(c) prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(h)	Nonassignability.

(i)
Except pursuant to Section 6(e)(iii) and except as set forth in Section 6(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, unless cosented to by the Board of Directors.

(ii)
Where a Participant terminates employment and retains a Grant pursuant to Section 6(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a "blind" trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such Awards.

(i)
Termination of Employment.  If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards or Restricted Stock Purchase Offers shall be cancelled immediately, unless the Stock Award Agreement or Restricted Stock Purchase Offer provides otherwise:

(i)
Retirement Under a Company Retirement Plan.  When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or Committee may permit Stock Awards or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)
Rights in the Best Interests of the Company.  When a Participant resigns from the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board or Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 9 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant's Grants are not in the Company's best interest.

(iii)	Death or Disability of a Participant.

(1)
In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)
In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)
After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)	In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

7.
Investment Intent.  All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

8.
Amendment, Modification, Suspension or Discontinuance of the Plan.  The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

9.
Tax Withholding. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

10.
Availability of Information. During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be exercisable, the Company shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

11.
Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

12.
Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

13.
Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Nevada and construed accordingly.

14.
Effective and Termination Dates. The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Stock then outstanding. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 8.

PROXY
In order to submit your vote online:
1. Visit www.islandstocktransfer.com
2. Click on Vote Your Proxy
3. Enter Your Control Number
You can also vote by fax: 1-727-289-0069
Or email: akotlova@islandstocktransfer.com
CUSIP______
Shares_______

SUNOVIA ENERGY TECHNOLOGIES, INC.
106 Cattlemen Road
Sarasota, Florida 34232
(Tel) (941) 751-6800

ANNUAL MEETING OF STOCKHOLDERS — TO BE HELD
NOVEMBER 17, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints CARL SMITH and ARTHUR BUCKLAND and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on November 17, 2010, at  10:00 A.M., local time, or at any adjournments or postponements thereof.

You may vote in person at the annual meeting, even if you use one of the three options listed above.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

Proposal (1) The election as directors of all nominees listed below to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

Nominees:
01) Carl L. Smith, III	02) Arthur Buckland	03) Robert Fugerer
04) Erich Hofer

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.

Proposal (2) Ratification of the appointment of KINGERY & CROUSE, P.A. as auditors of the Company for the fiscal year ending July 31, 2010.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal (3) Approval of the 2008 Employee Stock Incentive Plan, as amended.
FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (1), (2) and (3). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended July 31, 2009.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ ________ ] DATE: _______, 2010	Signature (Joint owners) [_________ ]	DATE: _______, 2010